Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-193176) of our report dated March 19, 2012 relating to the consolidated financial statements of Empire Resorts, Inc., which appears in the Annual Report on Form 10-K of Empire Resorts, Inc. dated March 21, 2013. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York
February 3, 2014